Filed Pursuant to Rule 433
Registration Statement No. 333-227001

       Index (USD)  Volatility p.a. (%) 31Y 5Y Base      Sharpe Ratio41Y 5Y Base      12 Month ReturnBest Worst  Worst Drawdown(%) DUW5    Beta1Y 5Y    Index (I)Benchmark (B)  14.117.3  15.015.6  12.917.7  2.263.21  0.430.85  0.530.41  43.2 -27.577.9 -51.0  -32.8-56.2  1462  0.531.00  0.761.00  Variation (I) - (B)  -3.2  -0.6  -4.8  -0.95  -0.42  0.12  -34.7 23.5  23.4  -49  -  -      Index (USD)  Return (%) 21M 3M YTD      1Y  Return p.a. (%)3Y 5Y    Base  ’16  YoY Return (%)’17 ’18 ’19      ’20  Index (I)Benchmark (B)  2.82.7  5.84.6  5.84.6  30.854.6  1.812.1  6.513.2  6.76.3  8.57.9  22.524.0  3.9-9.4  9.026.6  -12.516.3  Variation (I) - (B)  0.1  1.2  1.2  -23.8  -10.3  -6.7  0.4  0.6  -1.4  13.3  -17.6  -28.8  1 Daily data from December 19, 2007 to March 31, 2021. Index re-based to 100 on December 19, 2007. Please see the final page for important information about the presentation of the performance information set forth in this document2 Source: Solactive AG, Bloomberg, RBC Capital Markets3 Based on daily returns, annualized with a 252-day factor4 Based on the average of daily excess returns against Fed Funds, annualized with a 252-day factor5 Duration Under Water: number of months taken by the Index and the Benchmark to increase back to their respective previous highest level after a market decline   Index Description The Index is comprised of four Sub-Indices, each of which provides exposure to a different equity market, weighted as follows: 50% Large-Cap U.S. stocks, 10% Small-Cap U.S. stocks, 25% International Developed Market stocks, and 15% Emerging Market stocks. In order to obtain exposure to these markets, the Index is allocated on a fixed-weight basis, rebalancing once a year, to the four Sub-Indices. Each Sub-Index obtains exposure to one of the relevant markets by tracking the performance of the relevant futures contract.On the specified monthly determination date, the allocation of each Sub-index is determined based on the observation of a pre-defined Tactical Trigger: the relevant daily moving average (DMA). If a specific ETF that tracks the relevant market (indicated on page 3) is at or above its relevant DMA (a bullish trend), the Sub-Index will allocate to equity via the relevant futures contract plus the Federal Funds rate (to replicate the total return) or only to the Federal Funds rate if the ETF is below its relevant DMA (a bearish trend).Performance1, 2 – Total Return (USD)  Index Objectives:The RBC Global Tactical Equity Total Return Index is designed to meet or exceed risk-adjusted returns relative to the benchmark by optimizing asset allocation (equities versus cash) and geographic exposure. This dynamic asset allocation is implemented by observing bullish or bearish trends in each of four broad-based equity indices, on a monthly basis, to determine the exposure to each of these markets versus cash.  Index Ticker Symbols: Bloomberg: RBCEGTUT Index Thomson Reuters: .RBCEGTUT  Index Launch Date:February 18, 2019  Index Base Date:December 19, 2007  Asset Class:EquityFixed Income (Cash)  Target Allocations:Large Cap US (50%) International Developed (25%)Emerging Market (15%) Small Cap US (10%) Rebalanced annually  Last Rebalancing Date:December 16, 2020Benchmark:MSCI ACWI Net Total Return USD Index Bloomberg: M1WD IndexThomson Reuters: .MIWD00000NUSLiquidity:The Index tracks equity futures and cash. Each tracked futures contract averages significantly in excess of $1bn in daily trading volume.  Availability:Investors cannot invest directly in the Index.The Index can be used as an underlying for various investment vehicles to provide exposure to investors.  RBC Global Tactical Equity Total Return IndexPerformance Factsheet      March 31, 2021    3002602201801401006020  1  Dec 07 Jun 09 Nov 10 May 12  Nov 13 Apr 15 Oct 16 Mar 18 Sep 19 Mar 21  Index Benchmark

 Large Cap US 50.3%  Small Cap US 10.6%  International Developed 24.4%  Allocation History1 (over last 12 months)        Allocation Date  Large Cap US  International Developed  Emerging Market  Small Cap US  Cash  Benchmark Performance *  March 17, 2021  50%  25%  15%  10%  0%  TBD**  February 17, 2021  50%  25%  15%  10%  0%  -0.5%  January 13, 2021  50%  25%  15%  10%  0%  3.3%  December 16, 2020  50%  25%  15%  10%  0%  3.9%  November 18, 2020  50%  25%  15%  10%  0%  4.5%  October 14, 2020  50%  25%  15%  10%  0%  4.1%  September 16, 2020  50%  25%  15%  10%  0%  2.2%  August 19, 2020  50%  25%  15%  10%  0%  0.6%  July 15, 2020  50%  25%  15%  10%  0%  4.2%  June 17, 2020  50%  25%  15%  10%  0%  4.3%  May 13, 2020  0%  0%  0%  0%  100%  11.0%  April 15, 2020  0%  0%  0%  0%  100%  2.2%  Monthly Returns (%, as of March 31, 2021)    As of Last Determination Date (March 15, 2021)      Sub-Index (Indicator)  Closing Level  Tactical Trigger  Large Cap US (SPY)  396.41  13.5% ABOVE 200 DMA  Int’l Developed (EFA)  76.34  5.8% ABOVE 100 DMA  Emerging Market (EEM)  54.12  4.3% ABOVE 100 DMA  Small Cap US (IWM)  234.42  18.5% ABOVE 100 DMA  1 Determination Date was two business days prior to Allocation Date. Target Allocations shown; Current allocations may vary* Benchmark performance between current and next Allocation Date; ** To be determined on the next Allocation Date (April 14, 2021)Current Allocation (as of March 31, 2021) Characteristics SnapshotEmerging Market 14.7%  Fed Funds Exposure    Equity Exposure    As of Month End (March 31, 2021)      Sub-Index (Indicator)  Closing Level  Distance from DMA  Large Cap US (SPY)  396.33  11.9%  Int’l Developed (EFA)  75.87  3.0%  Emerging Market (EEM)  53.34  1.0%  Small Cap US (IWM)  220.94  7.6%  March 31, 2021  Index  Jan  Feb  Mar  Apr  May  Jun  Jul  Aug  Sep  Oct  Nov  Dec  Year  2021  0.2%  2.8%  2.8%                    5.8%  2020  -2.0%  -7.6%  -21.9%  0.0%  0.0%  -0.5%  4.9%  5.9%  -3.0%  -1.9%  12.0%  5.0%  -12.5%  2019  0.2%  0.5%  0.5%  3.5%  -6.2%  5.4%  0.3%  -3.8%  0.4%  2.5%  2.4%  3.4%  9.0%  2018  5.6%  -4.2%  -1.9%  0.6%  1.3%  0.0%  2.4%  2.1%  0.1%  -2.3%  0.2%  0.2%  3.9%  2017  2.1%  2.7%  1.3%  1.3%  2.1%  0.8%  2.7%  0.1%  2.1%  2.2%  1.9%  1.4%  22.5%  2016  0.0%  0.0%  1.4%  0.3%  1.0%  -0.4%  3.4%  0.1%  0.9%  -1.9%  2.0%  1.4%  8.5%  2015  -1.7%  3.7%  -1.2%  0.9%  0.4%  -2.1%  1.5%  -3.5%  0.7%  0.0%  0.0%  0.0%  -1.2%  Benchmark  Jan  Feb  Mar  Apr  May  Jun  Jul  Aug  Sep  Oct  Nov  Dec  Year  2021  -0.5%  2.3%  2.7%                    4.6%  2020  -1.1%  -8.1%  -13.5%  10.7%  4.3%  3.2%  5.3%  6.1%  -3.2%  -2.4%  12.3%  4.6%  16.3%  2019  7.9%  2.7%  1.3%  3.4%  -5.9%  6.5%  0.3%  -2.4%  2.1%  2.7%  2.4%  3.5%  26.6%  2018  5.6%  -4.2%  -2.2%  1.0%  0.1%  -0.5%  3.0%  0.8%  0.4%  -7.5%  1.5%  -7.0%  -9.4%  2017  2.7%  2.8%  1.2%  1.6%  2.2%  0.5%  2.8%  0.4%  1.9%  2.1%  1.9%  1.6%  24.0%  2016  -6.0%  -0.7%  7.4%  1.5%  0.1%  -0.6%  4.3%  0.3%  0.6%  -1.7%  0.8%  2.2%  7.9%  2015  -1.6%  5.6%  -1.6%  2.9%  -0.1%  -2.4%  0.9%  -6.9%  -3.6%  7.9%  -0.8%  -1.8%  -2.4%              DateDetermination  LastMarch 15, 2021  NextApril 12, 2021  Allocation  March 17, 2021  April 14, 2021  Rebalancing  December 16, 2020  December 15, 2021  2

   RBC Global Tactical Equity Total Return Index  Summary of Index Methodology:            RBC Large Cap US Tactical Equity Total Return Index    RBC Small Cap US Tactical Equity Total Return Index    RBC International Developed Tactical Equity Total Return Index    RBC Emerging Market Tactical EquityTotal Return Index                  50%Rebalanced Annually  10%Rebalanced Annually  25%Rebalanced Annually  15%Rebalanced Annually      60% Domestic Allocation  40% International Allocation          200-day Moving Average SPDR S&P 500 ETF Trust (SPY)    100-day Moving Average iShares Russell 2000 ETF (IWM)    100-day Moving Average iShares MSCI EAFE ETF (EFA)    100-day Moving Average iShares MSCI EM ETF (EEM)    Tactical Trigger – Determined 2 Trading Days Before Allocation                E-mini S&P 500 Future+Fed Funds        Fed Funds  Bullish Tactical TriggerSPDR S&P 500 ETF Spotabove the Tactical Trigger  Bearish Tactical TriggerSPDR S&P 500 ETF Spotbelow the Tactical Trigger        E-mini Russell 2000 Future+Fed Funds        Fed Funds  Bullish Tactical Trigger iShares Russell 2000 ETF Spot above the Tactical Trigger  Bearish Tactical Trigger iShares Russell 2000 ETF Spot below the Tactical Trigger        MSCI EAFE Future+Fed Funds        Fed Funds  Bullish Tactical Trigger iShares MSCI EAFE ETF Spot above the Tactical Trigger  Bearish Tactical Trigger iShares MSCI EAFE ETF Spot below the Tactical Trigger        MSCI EM Future+Fed Funds        Fed Funds  Bullish Tactical Trigger iShares MSCI EM ETF Spot above the Tactical Trigger  Bearish Tactical Trigger iShares MSCI EM ETF Spot below the Tactical Trigger    Monthly Allocation – Is Tactical Trigger Bullish or Bearish?  OR  OR  OR  OR  March 31, 2021  3

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RBC is acting solely in the capacity of an arm’s length contractual counterparty and not in the capacity of your financial adviser or fiduciary.RBC Capital Markets is the global brand name for the capital markets business of Royal Bank of Canada and its affiliates, including RBC Capital Markets, LLC (member FINRA, NYSE and SIPC); RBC Dominion Securities Inc. (member IIROC and CIPF); Royal Bank of Canada - Sydney Branch (ABN 86 076 940 880); RBC Capital Markets (Hong Kong) Limited (regulated by the Securities and Futures Commission of Hong Kong and the Hong Kong Monetary Authority) and RBC Europe Limited (authorized by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and Prudential Regulation Authority.)Royal Bank of Canada has filed a registration statement (including a prospectus) with the SEC for the offerings to which this document relates. Before you invest, you should read those documents and the other documents relating to these offerings that Royal Bank of Canada has filed with the SEC for more complete information about us and these offerings. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Royal Bank of Canada, any agent or any dealer participating in this offering will arrange to send you the prospectus and any related supplements if you so request by calling toll- free at 1-877-688-2301.® Registered trademark of Royal Bank of Canada. Used under license. All rights reserved.Important Information About the Historical Performance of the IndexThe Index was launched on February 18, 2019. Accordingly, all of the information about the performance of the Index prior to that date is based on hypothetical back-tested information.The hypothetical performance of the Index is based on criteria that have been applied retroactively with the benefit of hindsight; these criteria cannot account for all financial risk that may affect the actual performance of the Index in the future. The future performance of the Index may vary significantly from the hypothetical performance data in this document. For example, not all of the futures contracts and ETFs upon which the Index is based existed during all the periods shown; accordingly, we have used other related financial assets for those periods, when needed. In addition, please note that the back-tested performance of the Index set forth in this document does not reflect the deduction of any fees and charges that would be applicable to a financial instrument that references the Index.For the full Index methodology, please visit the following link: www.solactive.com  March 31, 2021  4